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                                                                       EXHIBIT 5


                            [JONES DAY LETTERHEAD]


                               November 12, 1997




Nextel Communications, Inc.
1505 Farm Credit Drive
McLean, Virginia  22102

Re: Post-Effective Amendment No. 1 on Form S-8 to
    Registration Statement No. 333-26369 on Form S-4

Ladies and Gentlemen:

 We have acted as counsel to Nextel Communications, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") to the Company's Registration Statement No. 333-26369 on Form S-4, as declared effective by the Securities and Exchange Commission on August 7, 1997 (the "Registration Statement"). The Post-Effective Amendment covers an aggregate of 200,355 authorized but unissued shares of the Company's Class A Common Stock, par value $.001 per share ("Class A Common Shares") that (i) are issuable pursuant to (a) the Nextel Communications, Inc. Amended and Restated Incentive Equity Plan, as amended May 13, 1996 (the "Plan"), upon the exercise of Replacement Option Rights (as defined in the Plan) granted thereunder pursuant to the Amended and Restated Agreement of Merger and Plan of Reorganization dated as of December 3, 1996 (the "Agreement"), by and between the Company, Nextel Finance Company, a Delaware corporation and wholly-owned subsidiary of the Company ("NFC"), DCI Merger Inc., a Delaware corporation and wholly-owned subsidiary of NFC, and Pittencrieff Communications, Inc., a Delaware corporation, and (b) the Nonqualified Stock Option Agreements for Non-Employee Directors of Pittencrieff Communications, Inc. (the "Non-Employee Director Agreements"), and (ii) have been registered under the Registration Statement.

 We have made such investigation and have examined such documents, records and matters of law as we have deemed necessary for the purposes of this opinion, and based thereon, we are of the opinion that the Class A Common Shares that may be issued and sold pursuant to the Plan upon the exercise of Replacement Option Rights granted thereunder pursuant to the Agreement, and the Class A Common Shares that may be issued and sold pursuant to the Non-Employee Director Agreements, will be duly authorized, validly issued, fully paid and nonassessable when issued and sold in accordance with the Plan or the Non-Employee Director Agreements, as the case may be, assuming that there are sufficient authorized Class A Common Shares available at the time of any such issuance and sale.
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Nextel Communications, Inc.
November 12, 1997
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     We hereby consent to the filing of this opinion as Exhibit 5 to the
Post-Effective Amendment.


                                        Very truly yours,



                                        Jones, Day, Reavis & Pogue